EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091
Media Relations: Matt Walsh (650) 312-2245
investors.franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Preliminary Fourth Quarter and Fiscal Year Results

San Mateo, CA, October 25, 2018 – Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced preliminary net income1 of $502.5 million or $0.96 per diluted share for the quarter ended September 30, 2018, which included an $89.6 million or $0.17 per diluted share reduction of the estimated income tax charge2 resulting from enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”). Net income for the previous quarter was $402.0 million or $0.75 per diluted share, and $425.2 million or $0.76 per diluted share for the quarter ended September 30, 2017. Preliminary net income1 for the year ended September 30, 2018 was $764.4 million or $1.39 per diluted share, which included an estimated income tax charge2 of $968.8 million or $1.80 per diluted share resulting from the Tax Act, as compared to $1,696.7 million or $3.01 per diluted share for the previous year.

“There were a number of noteworthy developments in fiscal year 2018,” said Greg Johnson, Chairman and CEO of Franklin Resources, Inc. “As announced earlier this morning, we have entered into an agreement to acquire Benefit Street Partners, with its $26 billion in assets under management. This acquisition will give us exposure to the private credit asset class, including distressed credit, which will complement our existing capabilities and allow us to expand the strategies we offer to our clients. This transaction will be in addition to the acquisitions of Edinburgh Partners and Random Forest earlier this year.

“We also continue to act on several multi-year strategic focus areas to augment our core business and fuel future growth. In fiscal year 2018, this included building out our multi-asset solutions business, promoting and expanding our ETF platform, and growing our alternatives investment capabilities.”

	Quarter Ended		% Change	Quarter Ended	% Change	Fiscal Year Ended September 30,		% Change
	30-Sep-18	30-Jun-18	Qtr. vs. Qtr.	30-Sep-17	Year vs. Year	2018	2017
Financial Results
(in millions, except per share data)
Operating revenues	$1,527.2	$1,558.6	(2%)	$1,616.9	(6%)	$6,319.1	$6,392.2	(1%)
Operating income	478.7	503.1	(5%)	557.7	(14%)	2,118.6	2,264.3	(6%)
Operating margin	31.3%	32.3%		34.5%		33.5%	35.4%

Net income [1]	$502.5	$402.0	25%	$425.2	18%	$764.4	$1,696.7	(55%)
Diluted earnings per share	0.96	0.75	28%	0.76	26%	1.39	3.01	(54%)

Assets Under Management
(in billions)
Ending	$717.1	$724.1	(1%)	$753.2	(5%)	$717.1	$753.2	(5%)
Average [3]	724.3	731.7	(1%)	749.0	(3%)	740.5	736.9	0%
Net flows	(13.6)	(12.1)		(5.9)		(38.0)	(38.6)

Total assets under management (“AUM”) were $717.1 billion at September 30, 2018, down $7.0 billion or 1% during the quarter due to $13.6 billion of net outflows partially offset by $6.6 billion of net market change, distributions and other. AUM decreased $36.1 billion or 5% during the fiscal year due to $38.0 billion of net outflows and $7.9 billion of net market change, distributions and other, partially offset by $9.8 billion from an acquisition.

Cash and cash equivalents and investments were $8.0 billion at September 30, 2018, as compared to $9.9 billion at September 30, 2017. Total stockholders’ equity was $10.2 billion at September 30, 2018, as compared to $12.9 billion at September 30, 2017. The Company had 519.1 million shares of common stock outstanding at September 30, 2018, as compared to 554.9 million shares outstanding at September 30, 2017. The Company repurchased 10.8 million shares of its common stock for a total cost of $347.9 million during the quarter ended September 30, 2018, and 39.9 million shares for a total cost of $1,426.7 million during the fiscal year.

Conference Call Information

A commentary on the results by Chairman and CEO Greg Johnson and CFO and Executive Vice President Ken Lewis will be available today at approximately 8:30 a.m. Eastern Time. Access to the commentary will be available via investors.franklinresources.com.

Johnson and Lewis will also lead a live teleconference today at 11:00 a.m. Eastern Time to answer questions of a material nature. Access to the teleconference will be available via investors.franklinresources.com or by dialing (877) 407-8293 in the U.S. and Canada or (201) 689-8349 internationally. A replay of the teleconference can also be accessed by calling (877) 660-6853 in the U.S. and Canada or (201) 612-7415 internationally using access code 13683834, after 2:00 p.m. Eastern Time on October 25, 2018 through November 25, 2018.

Analysts and investors are encouraged to review the Company’s recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations at (650) 312-4091 before the live teleconference for any clarifications or questions related to the earnings release or commentary.

FRANKLIN RESOURCES, INC. PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data and AUM)	Three Months Ended September 30,		% Change	Twelve Months Ended September 30,		% Change
	2018	2017		2018	2017
Operating Revenues
Investment management fees	$1,058.9	$1,109.8	(5%)	$4,367.5	$4,359.2	0%
Sales and distribution fees	380.8	421.8	(10%)	1,599.8	1,705.6	(6%)
Shareholder servicing fees	51.8	56.0	(8%)	221.9	225.7	(2%)
Other	35.7	29.3	22%	129.9	101.7	28%
Total operating revenues	1,527.2	1,616.9	(6%)	6,319.1	6,392.2	(1%)
Operating Expenses
Sales, distribution and marketing	489.7	534.9	(8%)	2,039.7	2,130.9	(4%)
Compensation and benefits	345.1	336.1	3%	1,390.6	1,333.7	4%
Information systems and technology	68.3	60.0	14%	243.9	219.8	11%
Occupancy	34.6	33.0	5%	128.6	121.3	6%
General, administrative and other	110.8	95.2	16%	397.7	322.2	23%
Total operating expenses	1,048.5	1,059.2	(1%)	4,200.5	4,127.9	2%
Operating Income	478.7	557.7	(14%)	2,118.6	2,264.3	(6%)
Other Income (Expenses)
Investment and other income, net	10.4	113.4	(91%)	145.3	336.3	(57%)
Interest expense	(5.8)	(12.7)	(54%)	(48.7)	(51.5)	(5%)
Other income, net	4.6	100.7	(95%)	96.6	284.8	(66%)
Income before taxes	483.3	658.4	(27%)	2,215.2	2,549.1	(13%)
Taxes on income [2]	7.0	181.9	(96%)	1,472.5	759.4	94%
Net income	476.3	476.5	0%	742.7	1,789.7	(59%)
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	(31.7)	31.4	NM	(8.9)	40.0	NM
Redeemable noncontrolling interests	5.5	19.9	(72%)	(12.8)	53.0	NM
Net Income Attributable to Franklin Resources, Inc.	$502.5	$425.2	18%	$764.4	$1,696.7	(55%)

Earnings per Share
Basic	$0.96	$0.76	26%	$1.39	$3.01	(54%)
Diluted	0.96	0.76	26%	1.39	3.01	(54%)
Dividends Declared per Share	$0.23	$0.20	15%	$3.92	$0.80	390%

Average Shares Outstanding
Basic	520.9	553.6	(6%)	537.4	558.8	(4%)
Diluted	521.5	554.1	(6%)	538.0	559.1	(4%)

Operating Margin	31.3%	34.5%		33.5%	35.4%

AUM (in billions)
Ending	$717.1	$753.2	(5%)	$717.1	$753.2	(5%)
Average	724.3	749.0	(3%)	740.5	736.9	0%
Net flows	(13.6)	(5.9)		(38.0)	(38.6)

FRANKLIN RESOURCES, INC. PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data and employees)	Three Months Ended		% Change	Three Months Ended
	30-Sep-18	30-Jun-18		31-Mar-18	31-Dec-17	30-Sep-17
Operating Revenues
Investment management fees	$1,058.9	$1,077.9	(2%)	$1,117.1	$1,113.6	$1,109.8
Sales and distribution fees	380.8	391.4	(3%)	409.8	417.8	421.8
Shareholder servicing fees	51.8	53.9	(4%)	61.3	54.9	56.0
Other	35.7	35.4	1%	29.6	29.2	29.3
Total operating revenues	1,527.2	1,558.6	(2%)	1,617.8	1,615.5	1,616.9
Operating Expenses
Sales, distribution and marketing	489.7	499.8	(2%)	521.5	528.7	534.9
Compensation and benefits	345.1	357.5	(3%)	355.5	332.5	336.1
Information systems and technology	68.3	62.5	9%	58.1	55.0	60.0
Occupancy	34.6	30.5	13%	34.1	29.4	33.0
General, administrative and other	110.8	105.2	5%	92.9	88.8	95.2
Total operating expenses	1,048.5	1,055.5	(1%)	1,062.1	1,034.4	1,059.2
Operating Income	478.7	503.1	(5%)	555.7	581.1	557.7
Other Income (Expenses)
Investment and other income (losses), net	10.4	(33.8)	NM	87.4	81.3	113.4
Interest expense	(5.8)	(22.1)	(74%)	(10.0)	(10.8)	(12.7)
Other income (expenses), net	4.6	(55.9)	NM	77.4	70.5	100.7
Income before taxes	483.3	447.2	8%	633.1	651.6	658.4
Taxes on income [2]	7.0	91.8	(92%)	150.2	1,223.5	181.9
Net income (loss)	476.3	355.4	34%	482.9	(571.9)	476.5
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	(31.7)	(1.6)	NM	24.5	(0.1)	31.4
Redeemable noncontrolling interests	5.5	(45.0)	NM	15.2	11.5	19.9
Net Income (Loss) Attributable to Franklin Resources, Inc.	$502.5	$402.0	25%	$443.2	$(583.3)	$425.2

Earnings (Loss) per Share
Basic	$0.96	$0.75	28%	$0.79	$(1.06)	$0.76
Diluted	0.96	0.75	28%	0.78	(1.06)	0.76
Dividends Declared per Share	$0.23	$0.23	0%	$3.23	$0.23	$0.20

Average Shares Outstanding
Basic	520.9	533.0	(2%)	545.0	550.7	553.6
Diluted	521.5	533.5	(2%)	545.5	550.7	554.1

Operating Margin	31.3%	32.3%		34.3%	36.0%	34.5%

Employees	9,691	9,784	(1%)	9,448	9,462	9,386

AUM AND FLOWS

(in billions)	Three Months Ended September 30,		% Change	Twelve Months Ended September 30,		% Change
	2018	2017		2018	2017
Beginning AUM	$724.1	$742.8	(3%)	$753.2	$733.3	3%
Long-term sales	22.5	27.5	(18%)	105.0	112.3	(7%)
Long-term redemptions	(39.2)	(37.4)	5%	(162.1)	(169.7)	(4%)
Long-term net exchanges	(0.1)	—	NM	(0.4)	(0.1)	300%
Long-term reinvested distributions	3.2	4.0	(20%)	19.5	18.9	3%
Net flows	(13.6)	(5.9)	131%	(38.0)	(38.6)	(2%)
Acquisitions	—	—	NM	9.8	0.4	NM
Net market change, distributions and other [4]	6.6	16.3	(60%)	(7.9)	58.1	NM
Ending AUM	$717.1	$753.2	(5%)	$717.1	$753.2	(5%)

AUM BY INVESTMENT OBJECTIVE

(in billions)	30-Sep-18	30-Jun-18	% Change	31-Mar-18	31-Dec-17	30-Sep-17
Equity
Global/international	$194.4	$201.0	(3%)	$202.7	$212.0	$209.8
United States	115.2	109.6	5%	106.6	109.4	107.2
Total equity	309.6	310.6	0%	309.3	321.4	317.0
Multi-Asset/Balanced	138.9	137.7	1%	137.6	142.7	143.3
Fixed Income
Tax-free	63.9	65.6	(3%)	67.0	69.4	71.0
Taxable
Global/international	150.6	154.5	(3%)	165.0	163.7	165.0
United States	44.8	46.6	(4%)	48.2	50.0	50.6
Total fixed income	259.3	266.7	(3%)	280.2	283.1	286.6
Cash Management	9.3	9.1	2%	10.4	6.6	6.3
Total AUM	$717.1	$724.1	(1%)	$737.5	$753.8	$753.2
Average AUM for the Three-Month Period	$724.3	$731.7	(1%)	$751.8	$752.7	$749.0

AUM AND FLOWS - UNITED STATES AND INTERNATIONAL 5

	As of and for the Three Months Ended
(in billions)	30-Sep-18	% of Total	30-Jun-18	% of Total	30-Sep-17	% of Total
Long-Term Sales
United States	$11.8	52%	$11.7	45%	$11.8	43%
International	10.7	48%	14.1	55%	15.7	57%
Total long-term sales	$22.5	100%	$25.8	100%	$27.5	100%
Long-Term Redemptions
United States	$(22.9)	58%	$(22.5)	54%	$(22.6)	60%
International	(16.3)	42%	(19.3)	46%	(14.8)	40%
Total long-term redemptions	$(39.2)	100%	$(41.8)	100%	$(37.4)	100%
AUM
United States	$482.0	67%	$482.3	67%	$501.0	67%
International	235.1	33%	241.8	33%	252.2	33%
Total AUM	$717.1	100%	$724.1	100%	$753.2	100%

AUM AND FLOWS BY INVESTMENT OBJECTIVE

(in billions)	Equity		Multi-Asset/ Balanced	Fixed Income			Cash Management	Total
for the three months ended September 30, 2018	Global/ International	United States		Tax-Free	Taxable Global/ International	Taxable United States
AUM at July 1, 2018	$201.0	$109.6	$137.7	$65.6	$154.5	$46.6	$9.1	$724.1
Long-term sales	4.3	4.5	3.8	1.2	7.2	1.5	—	22.5
Long-term redemptions	(11.5)	(5.9)	(5.4)	(2.7)	(10.0)	(3.7)	—	(39.2)
Long-term net exchanges	(0.3)	0.4	0.1	(0.1)	(0.2)	—	—	(0.1)
Long-term reinvested distributions	0.2	0.1	1.1	0.5	1.0	0.3	—	3.2
Net flows	(7.3)	(0.9)	(0.4)	(1.1)	(2.0)	(1.9)	—	(13.6)
Net market change, distributions and other [4]	0.7	6.5	1.6	(0.6)	(1.9)	0.1	0.2	6.6
AUM at September 30, 2018	$194.4	$115.2	$138.9	$63.9	$150.6	$44.8	$9.3	$717.1

(in billions)	Equity		Multi-Asset/ Balanced	Fixed Income			Cash Management	Total
for the three months ended June 30, 2018	Global/ International	United States		Tax-Free	Taxable Global/ International	Taxable United States
AUM at April 1, 2018	$202.7	$106.6	$137.6	$67.0	$165.0	$48.2	$10.4	$737.5
Long-term sales	6.0	4.4	4.0	1.2	8.3	1.9	—	25.8
Long-term redemptions	(13.3)	(5.5)	(5.7)	(2.9)	(11.0)	(3.4)	—	(41.8)
Long-term net exchanges	(0.2)	0.4	—	(0.1)	(0.2)	—	—	(0.1)
Long-term reinvested distributions	0.2	0.5	1.5	0.5	1.0	0.3	—	4.0
Net flows	(7.3)	(0.2)	(0.2)	(1.3)	(1.9)	(1.2)	—	(12.1)
Acquisition	9.8	—	—	—	—	—	—	9.8
Net market change, distributions and other [4]	(4.2)	3.2	0.3	(0.1)	(8.6)	(0.4)	(1.3)	(11.1)
AUM at June 30, 2018	$201.0	$109.6	$137.7	$65.6	$154.5	$46.6	$9.1	$724.1

(in billions)	Equity		Multi-Asset/ Balanced	Fixed Income			Cash Management	Total
for the three months ended September 30, 2017	Global/ International	United States		Tax-Free	Taxable Global/ International	Taxable United States
AUM at July 1, 2017	$206.8	$105.7	$141.2	$71.2	$159.8	$52.1	$6.0	$742.8
Long-term sales	5.4	3.1	4.0	1.6	11.9	1.5	—	27.5
Long-term redemptions	(11.0)	(5.6)	(6.2)	(2.2)	(9.0)	(3.4)	—	(37.4)
Long-term reinvested distributions	0.6	0.7	1.1	0.5	0.9	0.2	—	4.0
Net flows	(5.0)	(1.8)	(1.1)	(0.1)	3.8	(1.7)	—	(5.9)
Net market change, distributions and other [4]	8.0	3.3	3.2	(0.1)	1.4	0.2	0.3	16.3
AUM at September 30, 2017	$209.8	$107.2	$143.3	$71.0	$165.0	$50.6	$6.3	$753.2

Notes

1.	Net income represents net income attributable to Franklin Resources, Inc.

2.
Taxes on income for the quarter ended December 31, 2017 includes an estimated income tax charge of $1.1 billion resulting from enactment of the Tax Cuts and Jobs Act of 2017, which was based on information available as of December 31, 2017. The estimate decreased by $0.8 million, $9.7 million and $89.6 million during the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, resulting in a charge of $968.8 million for the fiscal year, and may be further adjusted in the future upon issuance of additional technical guidance, legislative updates from states on tax reform, and the completion of the Company’s tax return filings for fiscal years 2017 and 2018.

3.	Average AUM represents simple monthly average AUM.

4.
Net market change, distributions and other includes appreciation (depreciation), distributions to investors that represent return on investments and return of capital, foreign exchange revaluation and net cash management.

5.	International includes North America-based advisors serving non-resident clients.

Franklin Resources, Inc. is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management to retail, institutional and sovereign wealth clients in over 170 countries. Through specialized teams, the Company has expertise across all asset classes – including equity, fixed income, alternative and custom solutions. The Company’s more than 650 investment professionals are supported by its integrated, worldwide team of risk management professionals and global trading desk network. With offices in more than 30 countries, the California-based company has over 70 years of investment experience and $717.1 billion in AUM as of September 30, 2018. The Company posts information that may be significant for investors in the Investor Relations and News Center sections of its website, and encourages investors to consult those sections regularly. For more information, please visit investors.franklinresources.com.
Forward-Looking Statements

The financial results in this press release are preliminary. Statements in this press release regarding Franklin Resources, Inc. (“Franklin”) and its subsidiaries, which are not historical facts, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words or phrases generally written in the future tense and/or preceded by words such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “preliminary” or other similar words are forward-looking statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance.

These and other risks, uncertainties and other important factors are described in more detail in Franklin’s recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in Franklin’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and Franklin’s subsequent Quarterly Reports on Form 10-Q:

•
Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results.

•	The amount and mix of our AUM are subject to significant fluctuations.

•	We are subject to extensive, complex, overlapping and frequently changing rules, regulations, policies, and legal interpretations.

•
Global regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our financial condition and results of operations.

•	Failure to comply with the laws, rules or regulations in any of the jurisdictions in which we operate could result in substantial harm to our reputation and results of operations.

•	Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity.

•
Any significant limitation, failure or security breach of our information and cyber security infrastructure, software applications, technology or other systems that are critical to our operations could disrupt our business and harm our operations and reputation.

•
Our business operations are complex and a failure to properly perform operational tasks or the misrepresentation of our products and services, or the termination of investment management agreements representing a significant portion of our AUM, could have an adverse effect on our revenues and income.

•	We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.

•	We depend on key personnel and our financial performance could be negatively affected by the loss of their services.

•
Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and income.

•	Changes in the third-party distribution and sales channels on which we depend could reduce our income and hinder our growth.

•
Our increasing focus on international markets as a source of investments and sales of our products subjects us to increased exchange rate and market-specific political, economic or other risks that may adversely impact our revenues and income generated overseas.

•	Harm to our reputation or poor investment performance of our products could reduce the level of our AUM or affect our sales, and negatively impact our revenues and income.

•	Our future results are dependent upon maintaining an appropriate level of expenses, which is subject to fluctuation.

•	Our ability to successfully manage and grow our business can be impeded by systems and other technological limitations.

•
Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm, or legal liability.

•
Regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with our business, could adversely impact our AUM, increase costs and negatively impact our profitability and/or our future financial results.

•	Our ability to meet cash needs depends upon certain factors, including the market value of our assets, operating cash flows and our perceived creditworthiness.

•	We are dependent on the earnings of our subsidiaries.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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